Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                                   FOXBY CORP.

                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I

                                   LOCATION OF
                                OFFICES AND SEAL

SECTION 1. PRINCIPAL OFFICES. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

SECTION 2. SEAL. The corporate seal of the Corporation shall consist of two (2) concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation, and the words "Corporate Seal". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporation seal of the Corporation to any document requiring the same.


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                                                 Bylaws As Amended June 11, 2008


                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

SECTION 2. ANNUAL MEETINGS. An annualmeeting of stockholders for election of Directors and the transaction of such other business within the powers of the Corporation and that may properly come before the meeting shall be held at such date, time and place as the Board of Directors, or any duly constituted committee of the Board, shall be set at such time as may be determined by the Board of Directors, unless there is no requirement under the Investment Company Act of 1940, the listing requirements of the stock exchange or market where the Corporation's stock is listed, or other applicable law that any such meeting be held.

SECTION 3. SPECIAL MEETINGS.

         (a) General. The Chairman of the Board of Directors, President or Board of Directors may call a special meeting of the stockholders. Any such special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the

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                                                 Bylaws As Amended June 11, 2008


written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

         (b) Stockholder Requested Special Meetings. (1) Any stockholder of record (a "stockholder of record" is hereby defined for all purposes of these Bylaws as a stockholder whose name and address appears on the Corporation's stock ledger pursuant to Article VI hereof) seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a

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                                                 Bylaws As Amended June 11, 2008


resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is received by the Secretary.

         (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

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                                                 Bylaws As Amended June 11, 2008


         (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

         (4) In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within twenty days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within twenty days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including,

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                                                 Bylaws As Amended June 11, 2008


without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

         (5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of such revocation of a request for the special meeting, generally without identifying from whom the revocation was received, or (ii) if the notice of meeting has been mailed, revoke the notice of the meeting at any time before the commencement of the meeting. Any request for a special meeting received after the occurrence of (i) or (ii) above shall be considered a new Record Date Request Notice pursuant to Section 3 hereof.
         (6) The Chairman of the Board of Directors, the President or the Board of Directors may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request

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                                                 Bylaws As Amended June 11, 2008


received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) ten Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation as to whether the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

SECTION 4. NOTICE OF MEETINGS. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the

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                                                 Bylaws As Amended June 11, 2008


Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at such meeting.

SECTION 5. QUORUM; ADJOURNMENT OF MEETINGS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at such meeting shall constitute a quorum, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of stockholders entitled to cast one- third of all the votes entitled to be cast by each class or series entitled to vote as a separate class or series on the matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter (the "Charter") of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date


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                                                 Bylaws As Amended June 11, 2008


not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6. VOTING. Unless otherwise provided by the Charter, each outstanding share or fraction thereof, regardless of class, shall be entitled to one vote or fraction thereof, as the case may be, on each matter submitted to a vote of the stockholders. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or the Charter or these Bylaws of the Corporation. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 7. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the chairman of the meeting may appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment


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                                                 Bylaws As Amended June 11, 2008


made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector so appointed shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

         The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The determination of such inspector or inspectors as to the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the form, validity and effect of proxies or ballots, all challenges and questions arising in connection with the right to vote, the count or tabulation of all votes, ballots or consents, and all other matters upon which their certificate would be based shall be deemed final and conclusive, and such inspectors' determinations shall not be subject to challenge or review prior to or following the issuance of their certificate, unless such challenge or review is approved by the vote of a majority of the Board of Directors.


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                                                 Bylaws As Amended June 11, 2008


SECTION 8. STOCKHOLDERS ENTITLED TO VOTE. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with these Bylaws, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

SECTION 9. VALIDITY OF PROXIES, BALLOTS. In an uncontested matter or election of directors, a stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or the stockholder's duly authorized agent in any manner not prohibited by law. In a contested matter or election of directors, a stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by written proxy signed by the stockholder. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity


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                                                 Bylaws As Amended June 11, 2008


of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed for the meeting in which event such inspector of election shall decide all such questions.

SECTION 10. ORGANIZATION AND CONDUCT OF STOCKHOLDERS' MEETINGS. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence or unwillingness of the Chairman of the Board of Directors, by one of the following officers present at the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the


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                                                 Bylaws As Amended June 11, 2008


meeting to stockholders of record of the Corporation, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (c) requiring proof of identification and ownership as a stockholder of record or authorization as proxy; (d) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, and other such individuals as the chairman of the meeting may determine; (e) limiting the time allotted to questions or comments by participants; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (a) all stockholders entitled to vote on the matter consent to the action in writing, (b) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the consents and waivers are filed with the records of the meetings of stockholders.


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                                                 Bylaws As Amended June 11, 2008


SECTION 12. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

         (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection
(a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice of the preceding year's annual meeting, notice


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                                                 Bylaws As Amended June 11, 2008


by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of the mailing of the notice of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) the determination of such stockholder as to whether any such individual is, or is not, an Interested Person (as defined in Article III, Section 10 of these Bylaws) of the Corporation, and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to verify such determination, (E) sufficient information to enable the Nominating Committee of the Board of Directors to make the determination as to the proposed nominee's qualifications required under Article III, Section 2(b) of the Bylaws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and


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                                                 Bylaws As Amended June 11, 2008


the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting, and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined in subsection (c)(4) of this Section 12, below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person.

         (3) Notwithstanding anything in this subsection (a) of this
Section 12 to the contrary, in the event the Board of Directors increases or decreases the number of Directors in accordance with Article III, Section 2(a) of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but


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                                                 Bylaws As Amended June 11, 2008


only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation's notice of meeting, if the stockholder's notice required by subsection (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public


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announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) GENERAL. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this
Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

                  (2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for nomination for election as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall have the sole and final power to determine at any time prior to or at the meeting whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.


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No action by the Corporation or any other person shall be deemed an amendment or waiver of the requirements of this Section 12 unless approved by a resolution adopted by the Board of Directors.

                  (3) For purposes of this Section 12, "public announcement" shall mean disclosure (i) reported by the Dow Jones News Service, Associated Press or comparable news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act or (iii) is a press release disseminated through BusinessWire, Prime Zone or comparable press release service.

                  (4) For purposes of this Section 12, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

                  (5) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Corporation's Charter, and Bylaws (including without limitation Article III,
Section 2 regarding qualifications), state law, and of the Exchange Act and the Investment Company Act and any rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

SECTION 13. MARYLAND CONTROL SHARE ACQUISITION ACT. Pursuant to a resolution adopted by the Board of Directors of the Corporation in accordance with Section 3-702(c)(4) of the Maryland General Corporation Law (the "MGCL"), the Corporation is subject to Title 3, Subtitle 7 of the MGCL, with the result that any shares of voting stock of the Corporation, that would, if aggregated with all other shares of stock of the Corporation owned by such person or in respect of which such person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within the range of one-tenth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power or a majority or more of all voting power, shall have no voting rights, (1) except to the extent approved by the stockholders at a meeting held under Section 3-704 of the MGCL by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares, (2) except that said resolution shall not apply to votes entitled to be cast by holders of control shares in connection with any action required by the Investment Company Act to be approved by the stockholders by the vote of a majority of the outstanding voting securities (as defined by the Investment Company Act) of the Corporation, and
(3) except that said resolution shall not apply to votes entitled to be cast by holders of control shares whose ownership of such

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


control shares was approved by a majority of the Continuing Directors prior to the time such holder acquired such control shares.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. POWERS. Except as otherwise provided by law, by the Charter or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

SECTION 2. TERMS OF DIRECTORS: QUALIFICATIONS.

         (A) TERMS OF DIRECTORS. (1) The total number of Directors of the Corporation shall be fixed only by the vote of the Board of Directors, including the affirmative vote of a majority of the Continuing Directors. For purposes of these Bylaws, a Continuing Director is (1) a Director of the Corporation on the date of the adoption of this subsection (each, an "Initial Director"), or (2) a Director whose nomination was approved by a majority of the Initial Directors, or (3) a Director whose nomination was approved by a majority of the Continuing Directors.
                  (2) The Directors shall be divided into five classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, Class III, Class IV Directors and Class V respectively: (1) the Class I Directors to be originally elected for a term expiring at the 2003 annual stockholders meeting; (2) the Class II Directors to be originally elected for a term expiring at the 2004 annual stockholders meeting, (3) the Class III Directors to be originally elected for a term

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


expiring at the 2005 annual stockholders meeting, (4) the Class IV Directors to be originally elected for a term expiring at the 2006 annual stockholders meeting and (5) the Class V Directors to be originally elected for a term expiring at the 2007 annual meeting of stockholders. After expiration of the terms of office specified for the Directors, the Directors of each class shall serve for terms of five years and until their successors are elected and qualify, or, when filling a vacancy, for the remainder of the full term and until his or her successor is elected and qualifies.

                  (3) This Article III, Section 2(a) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75% of the Board of Directors which includes the affirmative vote of at least 75% of the Continuing Directors.

         (B) QUALIFICATIONS. (1) To qualify as a nominee for a directorship or election as a Director, an individual, at the time of nomination or election as the case may be, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Corporation, (B) shall have a master's degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission; (C) shall not serve as a director or officer of another closed-end investment company unless such company

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


is managed by the Corporation's investment manager or investment adviser or by an affiliate of either; and (D) shall not serve or have served within the past three years as a director of any closed- end investment company which, while such individual was serving as a director or within one year after the end of such service, ceased to be a closed-end investment company registered under the 1940 Act, unless such individual was initially nominated for election as a director by the board of directors of such closed-end investment company, or
(ii) shall be a current Director of the Corporation.

                  (2) In addition, to qualify as a nominee for a directorship or election as a Director at the time of nomination or election as the case may be,
(i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the "Policy"), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent Director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a Director.
                  (3) In addition, to qualify as a nominee for a directorship or election as a Director at the time of nomination or election as the case may be, a person shall not, if elected as a Director, cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Corporation's Charter, or any general policy adopted by the Board

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


of Directors regarding either retirement age or the percentage of Interested Persons and non- Interested Persons to comprise the Corporation's Board of Directors.

                  (4) The Nominating Committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual nominated by the Nominating Committee of the Board of Directors shall be deemed to have satisfied the foregoing qualifications. Any individual not so nominated by the Nominating Committee of the Board of Directors shall be deemed not to satisfy the foregoing qualifications, unless the Nominating Committee adopts a resolution setting forth the affirmative determination that such individual satisfied the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this subsection (b) shall not be eligible for nomination or election as a Director.

                  Election. Unless all nominees for Director are approved by a majority of the Continuing Directors, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of all classes of voting stock, voting together, shall be required to elect a Director. If all nominees for Director are approved by a majority of the Continuing Directors, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Director.

SECTION 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy shall be filled, subject to the requirements of the Investment Company Act, solely by the affirmative vote of a majority of

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


the remaining Directors in office, which includes the affirmative vote of at least a majority of the Continuing Directors remaining in office.

SECTION 4. PLACE OF MEETING. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 5. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be the next regularly scheduled Board meeting following the annual stockholders' meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board, President or a majority of Directors then in office.

SECTION 7. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 8. WAIVER OF NOTICE. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the meeting.

SECTION 9. QUORUM AND VOTING.

         (a) General. At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these Bylaws. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of a majority of Directors, which is not less than the number necessary to approve the matter if a quorum were constituted, shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or by the Charter.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


         (b)      Approval of Contracts.

                  (1) Definitions. In this Article III, Section 10(b), the following words have the following meanings:

                           (A) "Contract" means an investment advisory
agreement, a sub-advisory agreement or a management agreement between the Corporation and an Affiliated Person (as such term is defined by Section 2(a)
(3) of the Investment Company Act) of any (i) Disinterested Director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors or (ii)Disinterested Director who has served on the Board in the two years preceding the date on which the investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors.

                           (B) "Control" has the meaning stated in Section
2(a)(9) of the Investment
Company Act.
                           (C) "Disinterested Director" means a Director who is
not an Interested Person
with respect to the Corporation.

                           (D) "Interested Person" has the meaning stated in
Section 2(a)(19) of the
Investment Company Act.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                  (2) Approval Required. In addition to the approval required under the Investment Company Act, the affirmative vote of at least 75% of all the Disinterested Directors who are not Affiliated Persons of a proposed party to a Contract shall be required to approve the Contract.

                  (3) Amendment and Repeal. This Article III, Section 10(b) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75% of the Board of Directors, which includes the affirmative vote of at least 75% of the Continuing Directors.

         (c)      Conditional Tender Offer.

                  (1) Definitions. In this Article III, Section 10(c), the following words have the following meanings.

                           (A) "Contract" means an investment advisory
agreement, a sub-advisory agreement or a management agreement between the Corporation and (i) an Affiliated Person of any Disinterested Director, (ii) a person (or an Affiliated Person of that person) who nominated any Disinterested Director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management is considered for approval by the Board of Directors, or (iii) a person who controls the Corporation (or an Affiliated Person of that person).

                           (B) "Control" has the meaning stated in Section
2(a)(9) of the Investment
Company Act.
                           (C) "Disinterested Director" means a Director who is
not an Interested Person
with respect to the Corporation.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                           (D) "Interested Person" has the meaning stated in
Section 2(a)(19) of the
Investment Company Act.

                  (2) GENERAL. Not more than 45 days after the day on which a Contract is approved by the Board of Directors, the Corporation shall commence a tender offer (the "Tender Offer") for not less than 50% of all the outstanding shares of the Corporation nor more than any percentage of the outstanding shares that would require a vote of the stockholders under the MGCL for a price per share of not less than 98% of the net asset value per share unless the Contract, in addition to any approvals required under applicable law, the Charter and the Bylaws, has been approved by the affirmative vote of at least 75% of the Continuing Directors. The Corporation shall pay for the shares tendered pursuant to the Tender Offer promptly after the expiration date of the Tender Offer. The Tender Offer shall be unconditional except as provided in subsection (3) of this
Section 10(c). The Tender Offer may be modified by the Corporation only to the extent necessary to comply with the 1940 Act, as amended, and the rules adopted thereunder, the Exchange Act, as amended, and the rules adopted thereunder, the rules of the American Stock Exchange applicable to listed companies, as amended, or if the Corporation is not listed on the American Stock Exchange, the rules of the stock exchange or market where the Corporation's shares are listed (the "Exchange"), and the MGCL. If any such required modification affects the percentage of outstanding shares of the Corporation which the Corporation would offer to purchase pursuant to the Tender Offer, the Corporation shall reduce that percentage only by such minimum amount as is necessary for the

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


Tender Offer to comply with the rules and regulations described in the foregoing sentence of this subsection.

                  (3) Certain Conditions of the Tender Offer . Notwithstanding any other provision of this Section 10(c), the Corporation shall modify the Tender Offer only to the extent necessary to ensure that the Tender Offer, if consummated, would not (A) result in the delisting of the Corporation's shares from the Exchange (if the Exchange has advised the Corporation that it would currently consider delisting the shares) or (B) in the written opinion of counsel to the Corporation, pose a substantial risk that the Corporation would lose its status as a regulated investment company under the Internal Revenue Code, as amended, and the rules adopted thereunder (which would make the Corporation a taxable entity, causing the Corporation's income to be taxed at the corporate level in addition to the taxation of stockholders who receive dividends from the Corporation).

Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent to such action is executed in writing or by electronic means by all Directors of the Board or of any committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee.

SECTION 11. COMPENSATION OF DIRECTORS. Except as otherwise provided in this Section, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors. A Director who is an Affiliated

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


Person of a holder of more than 5% of the outstanding shares of the Corporation shall not be entitled to fees or expenses arising out of service as a Director of the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors. There shall also be a Committee of the Board of Directors consisting solely of all Continuing Directors then in office, which Committee shall have the power to take all actions delegated to the Continuing Directors by these Bylaws.

SECTION 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. Meeting. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall other provide. In the

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member.

SECTION 4. TELEPHONE MEETING. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 5. WRITTEN CONSENT BY COMMITTEE. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is executed in writing or by electronic means by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

SECTION 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

SECTION 7. EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the Board of Directors, the Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee.

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                                    ARTICLE V

                                    OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Chairman, Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 10 of this Article.

SECTION 2. ELECTION, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 10 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

SECTION 3. REMOVAL AND RESIGNATION. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors, or the Executive Committee, given at a regular meeting or any special meeting of the Board of Directors, or the Executive Committee,

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and, in the absence or unwillingness of the Chairman of the Board or Vice Chairman or if no Chairman of the Board or Vice Chairman has been elected, shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5. CHAIRMAN. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings and stockholders' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties, or delegate them as permitted by law or the Board of Directors, as from time to time may be assigned to him by the Board of Directors.

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


SECTION 6. VICE CHAIRMAN. The Board of Directors may from time to time elect a Vice Chairman who shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, Chairman of the Board or the President. At the request of, or in the absence or unwillingness or in the event of the disability of the Chairman of the Board, the Vice Chairman may perform all the duties of the Chairman of the Board or the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon such representative officers.

SECTION 7. VICE PRESIDENT. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President, as the case may be. At the request or in the absence or disability of the President, as the case may be, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


SECTION 10. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

SECTION 11. REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 10 of this Article V.

SECTION 12. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                                   ARTICLE VI

                                      STOCK

SECTION 1. SHARES OF STOCK. The interest of each stockholder of the Corporation shall be represented by shares of stock in such form as the Board of Directors may from time to time prescribe. The Board of Directors may authorize the issuance of certificated and uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration or transfer thereof, and with respect to such other matters relating to certificated and uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation.

         In the event that the Board of Directors authorizes the issuance of uncertificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue or re-continue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative (i) if a certificate or certificates have been issued, upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity


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                                                 Bylaws As Amended June 11, 2008


of the signature as the Corporation or its agents may reasonably require, or
(ii) as otherwise prescribed by the Board of Directors. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

SECTION 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation. The stock ledgers of the Corporation shall be considered confidential and shall not be made available, except as required by applicable law to be made available to stockholders of record for a proper purpose in such capacity.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


SECTION 5. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; and (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting.

SECTION 6. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that the Board of Directors discontinues the issuance of share certificates, thereafter shares represented by lost, stolen, or destroyed certificates shall be deemed registered and transferrable on the books of Corporation. Before registering shares represented by lost, stolen, or destroyed certificates on the books of Corporation, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                                   ARTICLE VII

                           FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December.

SECTION 2. ACCOUNTANT. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


                                  ARTICLE VIII

                   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

                To the maximum extent permitted by Maryland law and the Investment Company Act, in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a current or former Director, officer, employee or agent of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director, officer, employee or agent of the Corporation and at the request of the Corporation, serves or has served in a similar capacity for another entity and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors as set forth below, provide such indemnification and advance for expenses to a Director who served a predecessor of the Corporationin any of the capacities described in (a) or (b) above and to any officer,employee or agent of a predecessor of the Corporation.

                Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


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                                                                     Foxby Corp.
                                                 Bylaws As Amended June 11, 2008


No provision of this Article VIII shall be effective to protect or purport to protect any Director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                  Notwithstanding the foregoing, no determination or resolution required or permitted to be made with respect to the indemnification or advance of expenses to any individual as set forth above shall be valid unless such resolution is adopted or determination made by the affirmative vote of at least a majority of the Board of Directors which includes the affirmative vote of at least a majority of the Continuing Directors.

                                   ARTICLE IX

                    ADOPTION, ALTERATION OR REPEAL OF BYLAWS

         Except as otherwise expressly provided in these Bylaws, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that any such action of the Board of Directors shall include the affirmative vote of at least a majority of the Continuing Directors.


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